UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 30, 2019

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

 300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 601-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 30, 2019, Cars.com Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The matters submitted to the Company’s stockholders at the Annual Meeting and the voting results are as follows:

Proposal 1Election of Directors

The Company’s stockholders elected the following nominees as directors of the Company, each to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified, by the vote set forth below:

Nominee	For	Withheld	Broker Non-Votes
Jerri DeVard	52,354,984	4,036,466	4,204,439
Scott Forbes	46,780,534	9,610,916	4,204,439
Jill Greenthal	52,008,751	4,382,699	4,204,439
Thomas Hale	52,736,804	3,654,646	4,204,439
Michael Kelly	48,218,757	8,172,693	4,204,439
Donald A. McGovern, Jr.	52,736,035	3,655,415	4,204,439
Greg Revelle	52,735,154	3,656,296	4,204,439
Bala Subramanian	52,456,864	3,934,586	4,204,439
T. Alex Vetter	52,735,345	3,656,105	4,204,439
Bryan Wiener	48,216,818	8,174,632	4,204,439

Proposal 2Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year. The results of the vote are set forth below:

For	Against	Abstain
60,388,290	120,044	87,555

Proposal 3Frequency of Advisory Votes on Executive Compensation

The Company’s stockholders voted to hold an advisory vote every year on the compensation paid to the Company’s named executive officers. The results of the vote are set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
53,341,919	14,010	2,845,031	190,490	4,204,439

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: October 30, 2019	By:	/s/James F. Rogers
James F. Rogers Chief Legal Officer